Exhibit 10.2

g ftl, - A, ... , - llftft, - 1" ,;::::.:tf/C/V I CAl'/f&. J Jan 1 , 2022 CHANG, CHIA - LING ( Annie Chang) ID#: Q221431958 Email : annie0397@gmail.com RE: Offer of Employment as Chief Executive Office of Orient Express & Co., Ltd ("OEC") Dear Annie , We are very pleased to offer you the position of Chief Executive Officer with Orient Express & Co . , Ltd "OEC", a Samoa corporation . This offer of at - will employment is conditioned on your satisfactory completion of certain requirements, as explained in this letter . Your employment is subject to the terms and conditions set forth in this letter, which override anything previously communicated to you , orally or in writing . You will be hired as a full - time employee effective as of the date of this letter. This is an exempt position . In your capacity as Chief Executive Officer , you will perform duties and responsibilities that are reasonable and consistent with such position including, without limitation such other duties as may be assigned to you from time to time . You will report directly to President/ Director , or another individual designated by the Company . You agree to devote your full business time, attention, and best efforts to the performance of your duties and to the furtherance of "OEC"' interests . In consideration of your services as Chief Executive Officer, you will be paid an annual salary of $ 200 , 000 in accordance with the standard payroll practices of " OEC" and subject to all withholdings and deductions as required by law . In addition, as the Chief Executive Officer, you will be eligible to participate in any retirement savings or profit sharing plan , in accordance with and subject to the conditions and other provisions of the program . As a Chief Executive Officer, you will be eligible to participate in any benefit plans and programs in effect from time to time, including Paid Time Off (PTO), group medical insurance, and other fringe benefits as are made available to other similarly situated employees of "OEC", in accordance with and subject to the eligibility and other provisions of such plans and programs . You will be subject to all applicable employment and other policies of " OEC", as outlined in "OEC"' employee handbook and elsewhere . Your employment will be at - will, meaning that you or "OEC" may terminate the employment relationship at any time, with or without cause, and with or without notice. This offer is contingent upon verification of your right to work in "OEC" , 1 ௭௭

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2 This offer will be withdrawn if the above condition is not satisfied . Any disputes arising out of or related to this agreement or your employment with " OEC " shall be kept confidential by both parties . Both parties agree to confidentially arbitrate all such past, present , and future disputes of any kind or character , including but not limited to all claims relating to or arising from hiring , employment, or termination from employment (collectively, " Dispute") . Both parties waive all rights to a jury trial and all right to exemplary, punitive or consequential damages of any kind , to the extent allowable under applicable law . Employee agrees to resolve a Dispute on an individual basis and to refrain from pursuing or joining any class or collective actions in conjunction with fellow employees . By accepting this offer , you confirm that you are able to accept this job and car r y out the work involved without breaching any legal restrictions on your activities, such as restrictions imposed by a current or former employer . You also confirm that you will inform " OEC " about any such restrictions and provide " OEC" with as much information about them as possible , including copies of any agreements between you and your current or former employer describing such restrictions on your activities . You further confirm that you will not remove or copy any documents or proprietary data or materials of any kind , electronic or otherwise , with you from your current or former employer to " OEC" without written authorization from your current or former employer , nor will you use or disclose any such confidential information during the course and scope of your employment with "OEC" . If you have any questions about the ownership of particular documents or other information, discuss such questions with your former employer before removing or copying the documents or information . All of us at "OEC " are excited about the prospect of you joining our team . If you have any questions about the above details, please call me immediately . If you wish to accept this position , please sign below and return this letter agreement to me within two days . This offer is open for you to accept until two days after the date of this letter, at which time it will be deemed to be withdrawn . I look forward to hearing from you . Yours sincerely, For and on bel}atfpf ORIENT co., LTD. * 15 ', , 0 EJ r r • ௭ .2 - , ௭ ................ . .............. , . - ,.; :: · : ; - .. ... .. . . ---------- - -- Mit+HJ r .Jt -- .:r. - - e - ( } ----- - Hsu , Cheng - Hsing , Sole Director On behalf of " OEC" -- . · • J : · 4 '. .. : .l. fl '1 • ' " 1 t.D t. 11. CHANG, CHIA - LING S D i a g t n e e d . . A ···· · ' · · \ ·· · · · . ··· · / · · · ·········· · 1 · · ···· ········ · 1 p , : ' J · · c, 1 ·· 2 u 2 2 ··············

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3 SCHEDULE 1 Resume Name : HSU, CHENG - HSING Birthday: June 30, 1967 Education: Master of Business Administration, Chang Jung Christian University (CJCU) Bachelor of Accounting, Feng Chia University Main experience 1) Teacher at Tainan Baodong Elementary School 2) Director of Apollo global Corporation ; 3) Director of Golden Cosmos Development, Inc.

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